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                                                                   EXHIBIT 10.37


                              Adoption Agreement
                              ------------------


     THIS AGREEMENT is made and entered into as of the __ day of ________________, 1996, by and between Kevco, Inc., a Texas corporation (the "Company") and Kevco Texas, Inc., a Texas corporation ("Kevco");

     WHEREAS, Kevco has previously instituted a 1995 Stock Option Plan (the "1995 Plan") and a 1996 Stock Option Plan (the "1996 Plan" which, together with the 1995 Plan, is hereinafter collectively referred to as the "Plans"); and

     WHEREAS, Kevco has previously set aside for issuance 258,500 shares of its $.01 par value common stock (the "Kevco Common Stock") under the 1995 Plan and 444,235 shares of its Kevco Common Stock under the 1996 Plan; and

     WHEREAS, options covering 44,306 shares of Kevco Common Stock have been granted and are outstanding under the 1995 Plan and options covering 374,120 shares of Kevco Common Stock have been granted and are outstanding under the 1996 Plan; and

     WHEREAS, the Company is making an initial public offering of shares of its $.01 par value common stock (the "Company Common Stock") and as part of a restructuring and incident to such offering, Kevco will become, by virtue of a merger, a Delaware corporation and wholly-owned subsidiary of the Company; and

     WHEREAS, it is deemed necessary and desirable for the Company to adopt and assume the Plans and the obligations thereunder, pursuant to which the Plans shall become the plans of the Company and pursuant to which the outstanding options which have been granted by Kevco will be and become options to purchase shares of Company Common Stock under the same terms and conditions as previously granted to the optionees thereof;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:


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     1.  The Company hereby adopts and assumes the Plans and all obligations thereunder.

     2. All outstanding options heretofore granted with respect to Kevco Common Stock shall be and become options to purchase Company Common Stock under the same terms and conditions as heretofore granted to the optionees thereof.

     3. The parties hereto covenant and agree to execute such other documents and to take such further action as may be deemed necessary, desirable or appropriate in order to reflect the provisions of this Agreement.

     4. All figures used herein reflect a .47 for 1 reverse stock split effected by Kevco on August 29, 1996.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       COMPANY:

                                       KEVCO, INC.


                                       By:
                                          --------------------------------
                                       Its Chairman of the Board
                                       and President


                                       KEVCO:

                                       Kevco Texas, Inc.


                                       By:
                                          --------------------------------
                                       Its Chairman of the Board
                                       and President



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